UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 26, 2021

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT 06382

(Address of principal executive offices) (Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Senior Secured Credit Facility

On January 26, 2021, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, the Mohegan Tribe of Indians of Connecticut (the “Tribe”), Citizens Bank, N.A. as administrative agent, and the other lenders and financial institutions party thereto, providing for a $262.875 million senior secured revolving credit facility (the “New Senior Secured Credit Facility”). The New Senior Secured Credit Facility will mature on April 14, 2023.

The initial drawing under the New Senior Secured Credit Facility, together with the proceeds from the Notes (defined below), was used to (i) prepay all amounts outstanding under the Credit Agreement, dated as of October 14, 2016 (as amended, the “Existing Credit Agreement”), by and among the Company, the Tribe, Citizens Bank, N.A. as administrative agent, and the other lenders and financial institutions party thereto, (ii) prepay all amounts outstanding under the Loan Agreement (Main Street Priority Loan Facility), dated as of December 1, 2020 (the “Main Street Loan Agreement”), by and among the Company, the Tribe, and Liberty Bank, as lender, (iii) repay certain debt obligations of the Company to the Tribe and (iv) pay related fees and expenses. The New Senior Secured Credit Facility will otherwise be available for general corporate purposes.

The Credit Agreement contains certain customary covenants applicable to the Company and its restricted subsidiaries, including covenants governing: incurrence of indebtedness, incurrence of liens, payment of dividends and other distributions, investments, asset sales, affiliate transactions and mergers or consolidations. Additionally, the Credit Agreement includes financial maintenance covenants pertaining to total leverage, secured leverage and fixed charge coverage, as well as a minimum liquidity covenant. The Credit Agreement also contains customary events of default relating to, among other things, failure to make payments, breach of covenants and breach of representations.

Borrowings under the New Senior Secured Credit Facility will bear interest as follows: (i) for base rate loans, a base rate equal to the highest of (x) the prime rate, (y) the federal funds rate plus 50 basis points and (z) the one-month LIBOR rate plus 100 basis points (the highest of (x), (y) and (z), the “base rate”), plus a leverage-based margin of 100 to 275 basis points; and (ii) for Eurodollar rate loans, the applicable LIBOR rate (subject to a 0.75% LIBOR floor) plus a leverage-based margin of 200 to 375 basis points. The Company is also required to pay a leverage-based undrawn commitment fee on the New Senior Secured Credit Facility of between 37.5 and 50 basis points. Interest on Eurodollar rate loans is payable in arrears at the end of each applicable interest period, but not less frequently than quarterly. Interest on base rate advances is payable quarterly in arrears.

The New Senior Secured Credit Facility is fully and unconditionally guaranteed, jointly and severally, by each of Downs Racing, L.P., Backside, L.P., Mill Creek Land, L.P., Northeast Concessions, L.P., Mohegan Commercial Ventures PA, LLC, Mohegan Basketball Club LLC, Mohegan Ventures-Northwest, LLC and Mohegan Golf, LLC (the “Guarantors”; and the Guarantors other than Mohegan Basketball Club LLC, the “Grantors”). The New Senior Secured Credit Facility is secured on a first priority senior secured basis by collateral constituting substantially all of the Company’s and Grantors’ assets. In the future, certain other subsidiaries of the Company may be required to become Guarantors and/or Grantors in accordance with the terms of the Credit Agreement and related loan documents.

The foregoing description of certain provisions of the New Senior Secured Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

New Senior Secured Notes

On January 26, 2021, the Company issued $1.175 billion in aggregate principal amount of second priority senior secured notes due 2026 (the “Notes”) in a private placement. On the same date, the Company, the Guarantors and the Tribe entered into an indenture agreement (the “Indenture”) with U.S. Bank National Association, the trustee for the Notes.

The Notes bear interest payable at a fixed rate of 8.000% per annum and mature on the earlier of February 1, 2026 and the Springing Maturity Date (as defined in the Indenture). Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2021. The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors and will be guaranteed by each other restricted subsidiary of the Company that becomes a guarantor in accordance with the terms of the Notes. The Notes are secured on a second priority senior secured basis by collateral constituting substantially all of the Company’s and Grantors’ assets.

Prior to February 1, 2023, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus the “make-whole” premium described in the Indenture. Prior to February 1, 2023, the Company may, during the twelve-month period commencing on the issue date of the Notes and during the twelve-month period subsequent to such initial twelve-month period and prior to February 1, 2023, redeem in each such twelve-month period up to 10% of the initial aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, provided that if the Company does not redeem 10% of the initial aggregate principal amount of the Notes during the initial twelve-month period commencing on the issue date of the Notes, the Company may, in the subsequent period prior to February 1, 2023, redeem the Notes in an amount that does not exceed 10% of the initial aggregate principal amount of the Notes plus the difference between (i) 10% of the initial aggregate principal amount of the Notes and (ii) the aggregate principal amount of any Notes redeemed during such initial twelve-month period. On or after February 1, 2023, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Indenture contains certain customary covenants, including in respect of the Company’s and its restricted subsidiaries’ ability to incur additional debt, pay dividends or distributions, make certain investments, create liens on assets, enter into transactions with affiliates, merge or consolidate with another company or sell assets. The Indenture includes customary events of default, including, but not limited to, failure to make required payments and failure to comply with certain covenants.

The proceeds from the Notes were used as described above.

The foregoing description of certain provisions of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Prepayment of Existing Credit Agreement

On January 26, 2021, the Company prepaid all amounts outstanding under, and terminated, the Existing Credit Agreement.

Prepayment of Main Street Loan Agreement

On January 26, 2021, the Company prepaid all amounts outstanding under, and terminated, the Main Street Loan Agreement.

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosures in Item 1.02 of this Current Report are incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS

On January 26, 2021, the Company issued a press release announcing the closing of the refinancing transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On January 26, 2021, the Company entered into amendments with respect to the Mohegan Expo Credit Facility (through its wholly owned subsidiary, Mohegan Expo) and the Guaranteed Credit Facility (each as defined in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020) in order to, among other things, provide waivers relating to disclosures in the Company’s Form 10-K regarding the Company’s ability to continue as a going concern.

This report is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of January 26, 2021, among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 8.000% Second Priority Senior Secured Notes due 2026.

10.1	Credit Agreement, dated as of January 26, 2021, among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut, Citizens Bank, N.A. as administrative agent, and the other lenders and financial institutions party thereto.*

99.1	Press release, dated January 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2021	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner, Jr.
Ralph James Gessner, Jr. Chairman, Management Board

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